UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2010
NetREIT, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	000-53673	33-0841255

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282 Pacific Oaks Place Escondido, California	92029

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 471-8536
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 24, 2010, NetREIT, Inc., a Maryland corporation (“Company”) completed the acquisition of the Genesis Plaza (“Property”), pursuant to an Agreement of Purchase and Sale, dated July 12, 2010 (“Agreement”) for the purchase price of ten million dollars ($10,000,000) as previously disclosed in the Current Report on Form 8-K filed on August 13, 2010.
The Property is a four-story suburban office building built in 1988 and located in the Kearny Mesa submarket of San Diego, California, consisting of 57,685 square feet on approximately 2.45 acres. As of this filing, the Property is 87% leased with 22% of the tenant lease terms expiring in the next two (2) years and 37% of the tenant lease terms expiring in the next three (3) years.
Item 2.03 Creation of a Direct Financial Obligation.
The Company made a down payment of $5,000,000 and the remaining financing for the acquisition of the Property was provided by PPM Finance on behalf of Jackson National Life Insurance Company (“Lender”).
The Company executed a Fixed Rate Promissory Note for $5,000,000 in favor of the Lender at an interest rate of 290 basis points over the average yield of the 5-year U.S. Government/Treasury Constant Maturity, subject to an interest rate floor of 4.65% (“Loan”) and secured by a Deed of Trust to the Property. The Loan is at a fixed interest rate of 4.65% for the first five (5) years, and if the Company so elects to extend the term an additional five (5) years, subject to an interest rate reset to be determined by the Lender after written notice to the Company.
No prepayment of the Loan shall be allowed during the first thirty (30) months of the Loan, after which the Company may prepay the Loan subject to a yield maintenance premium equal to the greater of 1% of the outstanding principal balance at the time of prepayment or the present value on the date of the prepayment of all future principal and interest payments beginning with the payment due on the month following the pay-off date, including any balloon payments assuming payment in accordance with the repayment terms of the Promissory Note less the current outstanding principal balance of the Loan. The Loan is based on a 25-year amortization schedule.
The Company has entered into its customary property management agreement with CHG Properties Inc., a California Corporation and affiliate of NetREIT, Inc., for the management of the Property.
The foregoing summary of the Loan does not purport to be complete and is qualified in its entirety by the full text of the Loan which are attached as Exhibits 10.15 & 10.16 and are incorporated by reference herein. The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.
Item 9.01 Financial Statements and Exhibits
a) Financial Statement of Real Estate Acquired.
Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no audited financials are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before November 9, 2010 by amendment to this Form 8-K.
b) Pro Forma Financial Information
See paragraph 9.01(a) above.

d) Exhibits

Exhibit Number	Description

10.15	Loan Agreement by and Between Jackson National Life Insurance Company and NetREIT Inc.
10.16	Fixed Rate Promissory Note

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT, Inc.
Date: August 27, 2010	By:	/s/ Kenneth Elsberry
		Name:	Kenneth Elsberry
		Title:	Chief Financial Officer